Exhibit 99.1

Hain Celestial Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter Total Net Sales Increased 1.4%; North America Net Sales Increased 17.2%

Fourth Quarter GAAP EPS of $0.03; Adjusted EPS of $0.08

Lake Success, NY, August 25, 2022—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported financial results for the fourth quarter and fiscal year ended June 30, 2022.

Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer, commented, “Fiscal year 2022 and Q4 presented unprecedented volatility and numerous challenges. While our results have been below our expectations and we still face challenges, especially in Europe, we exit the year with strong topline momentum in North America, improving supply chain performance, additional pricing and stabilizing total store revenues in the UK. Looking forward to fiscal year 2023, we remain confident in our strategy and are poised to restore net sales and EBITDA growth as the year progresses.”

FINANCIAL HIGHLIGHTS*

Summary of Fourth Quarter Results Compared to the Prior Year Period

•Net sales increased 1.4% to $457.0 million compared to the prior year period.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased 0.6% compared to the prior year period.
•Gross profit margin of 19.5%, a 550-basis point decrease from the prior year period.
•Adjusted gross profit margin of 19.4%, a 630-basis point decrease from the prior year period.
•Operating income of $11.9 million compared to $41.6 million in the prior year period.
•Adjusted operating income of $19.3 million compared to $53.0 million in the prior year period.
•Net income of $3.0 million compared to $40.5 million in the prior year period.
•Adjusted net income of $7.6 million compared to $39.7 million in prior year period.
•Adjusted EBITDA of $35.4 million compared to $68.1 million in the prior year period.
•Adjusted EBITDA margin of 7.7%, a 740-basis point decrease compared to the prior year period.
•Earnings per diluted share (“EPS”) of $0.03 compared to $0.40 in the prior year period.
•Adjusted EPS of $0.08 compared to $0.39 in the prior year period.
•Repurchased 0.5 million shares, or 0.6% of the outstanding common stock, at an average price of $26.13 per share.

Summary of Fiscal Year 2022 Results Compared to the Prior Year

•Net sales decreased 4.0% to $1,891.8 million compared to the prior year.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased 0.4% compared to the prior year.
•Gross profit margin of 22.6%, a 240-basis point decrease from the prior year.
•Adjusted gross profit margin of 22.9%, a 280-basis point decrease from the prior year.
•Operating income of $104.7 million compared to $107.4 million in the prior year.
•Adjusted operating income of $141.8 million compared to $199.5 million in the prior year.

___________________________________________________
* Notes:
•The results contained in this press release are presented with the Tilda operating segment being treated as discontinued operations. Unless otherwise noted, all results included in this press release are from continuing operations.
•This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•Net income of $77.9 million compared to $66.1 million in the prior year.
•Adjusted net income of $95.5 million compared to $146.5 million in the prior year.
•Adjusted EBITDA of $200.6 million compared to $258.9 million in the prior year.
•Adjusted EBITDA margin of 10.6%, a 250-basis point decrease compared to the prior year.
•EPS of $0.83 compared to $0.65 in the prior year.
•Adjusted EPS of $1.02 compared to $1.45 in the prior year.
•Repurchased 10.6 million shares, or 10.7% of the outstanding common stock, at an average price of $38.48 per share.

SEGMENT HIGHLIGHTS

The Company operates under two reportable segments: North America and International.

North America
North America net sales in the fourth quarter were $296.9 million, a 17% increase compared to the prior year period. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased by approximately 6% from the prior year period mainly due to stronger sales in the snacks, baby and personal care categories.

Segment gross profit in the fourth quarter was $59.8 million, flat compared to the prior year period. Adjusted gross profit was $59.5 million, a decrease of 5% from the prior year period. Gross margin was 20.1%, a 340-basis point decrease from the prior year period, and adjusted gross margin was 20.0%, a 460-basis point decrease from the prior year period. The decrease was mainly driven by higher inflation compared to the prior year period.

Segment operating income in the fourth quarter was $21.2 million, an 11% decrease from the prior year period. Adjusted operating income was $22.0 million, a 26% decrease resulting primarily from continued high inflation and supply disruptions, with progress made throughout the quarter to set the Company up for a stronger start to fiscal year 2023. Additionally, operating income for the fourth quarter included charges of approximately $10.0 million to eliminate several unprofitable brands and SKUs and to write off obsolete inventory in Hain’s sanitizer business, as the Company elected to continue to aggressively reshape the portfolio during the quarter.

Adjusted EBITDA in the fourth quarter was $27.5 million, a 21% decrease from the prior year period. As a percentage of net sales, North America adjusted EBITDA margin was 9.3%, a 450-basis point decrease from the prior year period.

North America net sales in fiscal year 2022 were $1,163.1 million, a 5% increase compared to the prior year. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased by approximately 4% from the prior year mainly due to price increases that occurred in the latter half of the fiscal year as well as stronger sales in snacks, baby, personal care and other product categories.

Segment gross profit in fiscal year 2022 was $259.5 million, an 11% decrease compared to the prior year. Adjusted gross profit was $263.7 million, a decrease of 12% from the prior year. Gross margin was 22.3%, a 410-basis point decrease from the prior year, and adjusted gross margin was 22.7%, a 460-basis point decrease from the prior year. The decrease was mainly driven by inflationary and supply chain challenges, such as continued industry-wide distribution and warehousing cost pressures driven by labor shortages, freight costs and the proactive write-off of unprofitable SKUs.

Segment operating income in fiscal year 2022 was $93.7 million, a 27% decrease from the prior year. Adjusted operating income was $102.9 million, a 28% decrease from the prior year resulting primarily from continued high inflation and supply disruptions, with progress made throughout the quarter to set the Company up for a stronger start to fiscal year 2023. Additionally, operating income included charges of approximately $10.0 million to eliminate several unprofitable brands and SKUs and to write off obsolete inventory on Hain’s sanitizer business, as the Company elected to continue to aggressively reshape the portfolio during the quarter.

Adjusted EBITDA in fiscal year 2022 was $122.2 million, a 25% decrease from the prior year. As a percentage of net sales, North America adjusted EBITDA margin was 10.5%, a 420-basis point decrease from the prior year.

International
International net sales in the fourth quarter were $160.2 million, a 19% decrease compared to the prior year period. Foreign exchange reduced fourth quarter net sales by 930 basis points while divestitures were immaterial to the quarter. When adjusted for foreign exchange and divestitures, net sales decreased 10% compared to the prior year period mainly due to total store sales declines and softness in the plant-based protein and beverage categories.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Segment gross profit in the fourth quarter was $29.3 million, a 45% decrease from the prior year period. Adjusted gross profit was $29.3 million, a decrease of 45% from the prior year period. Gross margin was 18.3%, an 860-basis point decrease from the prior year period, and adjusted gross margin was 18.3%, an 890-basis point decrease from the prior year period. The decrease in gross profit was mainly due to the aforementioned decrease in sales, higher than expected inflation and manufacturing deleverage compared to the prior year period.

Segment operating income in the fourth quarter was $9.3 million, a 69% decrease from the prior year period. Adjusted operating income was $9.9 million, a decrease of 68% from the prior year period. The decrease in operating income was mainly due to lower gross profit resulting from a decline in sales, as well as higher energy and supply chain costs, when compared to the prior year period.

Adjusted EBITDA in the fourth quarter was $16.9 million, a 56% decrease from the prior year period. As a percentage of net sales, International adjusted EBITDA margin was 10.5%, an 890-basis point decrease from the prior year period.

International net sales in fiscal year 2022 were $728.7 million, a 16% decrease compared to the prior year. Foreign exchange and divestitures reduced fiscal year net sales by 200 and 830 basis points, respectively. When adjusted for foreign exchange and divestitures, net sales decreased 6% compared to the prior year mainly due to a decline in sales in the Europe and United Kingdom operating segments. The net sales decrease in the Europe operating segment was primarily due to the loss of a large non-dairy co-manufacturing customer. The net sales decrease in the United Kingdom was due to lower sales volume driven by total sales declines resulting from high inflation and lower consumer confidence in the economy.

Segment gross profit in fiscal year 2022 was $167.9 million, a 16% decrease from the prior year. Adjusted gross profit was $168.8 million, a decrease of 18% from the prior year. Gross margin was 23.0%, relatively flat compared to the prior year, and adjusted gross margin was 23.2%, a 50-basis point decrease from the prior year. The decrease in gross profit was mainly due to the aforementioned decrease in sales and higher energy and supply chain costs compared to the prior year, partially offset by an improvement in gross margin driven by the divestiture of the fruit business in fiscal year 2021 and the implementation of productivity initiatives.

Segment operating income in fiscal year 2022 was $79.1 million, a 108% increase from the prior year. Adjusted operating income was $81.7 million, a decrease of 21% from the prior year. The decrease in adjusted operating income was mainly due to lower gross profit resulting from a decline in sales, as well as higher energy and supply chain costs, when compared to the prior year.

Adjusted EBITDA in fiscal year 2022 was $110.1 million, an 18% decrease from the prior year. As a percentage of net sales, International adjusted EBITDA margin was 15.1%, a 35-basis point decrease from the prior year.

CAPITAL MANAGEMENT

During the fourth quarter of fiscal year 2022, the Company repurchased 0.5 million shares, or 0.6% of the outstanding common stock, at an average price of $26.13 per share for a total of $13.1 million, excluding commissions.

During fiscal year 2022, the Company repurchased 10.6 million shares, or 10.7% of the outstanding common stock, at an average price of $38.48 per share for a total of $408.9 million, excluding commissions. As of June 30, 2022, the Company had $173.5 million remaining under its existing share repurchase authorization.

FULL YEAR FISCAL 2023 GUIDANCE

The Company expects adjusted net sales and adjusted EBITDA on a constant currency basis of -1% to +4% compared to the prior year driven by:
•Ongoing momentum in North America
•2023 price increases, most of which are already accepted by retail partners, to offset expected mid-teens year-over-year inflation
•A robust productivity pipeline and
•An uncertain, but improving, retail environment in the United Kingdom, with continued challenges in Europe

Contacts:
Investor Relations:
Chris Mandeville and Anna Kate Heller
ICR
hain@icrinc.com

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Media:
Robin Shallow
robin@robincomm.com

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 from the U.S. and 201-493-6779 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group, Inc. (Nasdaq: HAIN) is a leading organic and natural products company that has been committed to creating A Healthier Way of Life® since 1993. Headquartered in Lake Success, NY with operations in North America, Europe, Asia and the Middle East, Hain Celestial’s food and beverage brands include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. Hain Celestial’s personal care brands include Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands. For more information, visit hain.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; foreign exchange rates; our strategic initiatives, business strategy, supply chain, brand portfolio, pricing actions and product performance; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation; supply chain disruptions, cybersecurity risks and other risks arising from the Russia-Ukraine war; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; challenges and uncertainty resulting from the COVID-19 pandemic; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of natural and organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; foreign currency exchange risk; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, acquisitions, divestitures and discontinued brands, adjusted EBITDA and its related margin, adjusted EBITDA on a constant currency basis and operating free cash flow. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for the impact of foreign currency, acquisitions, divestitures and discontinued brands to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency gains and losses, litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains or losses on sales of assets and businesses, inventory write-downs, impairment of long-lived assets and intangibles and other adjustments. Adjusted EBITDA on a constant currency basis reflects adjusted EBITDA, as defined above, excluding the impact of foreign currency changes. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation. The Company believes presenting adjusted EBITDA on a constant currency basis commencing in fiscal year 2023 will provide useful information to investors because it provides transparency to underlying performance in the Company’s adjusted EBITDA by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information, current period adjusted EBITDA for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company defines operating free cash flow as cash provided by or used in operating activities (a GAAP measure) less purchases of property, plant and equipment. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$65,512	$75,871
Accounts receivable, net	170,661	174,066
Inventories	308,034	285,410
Prepaid expenses and other current assets	54,079	39,834
Assets held for sale	1,840	1,874
Total current assets	600,126	577,055
Property, plant and equipment, net	297,405	312,777
Goodwill	933,796	871,067
Trademarks and other intangible assets, net	477,533	314,895
Investments and joint ventures	14,456	16,917
Operating lease right-of-use assets, net	114,691	92,010
Other assets	20,377	21,187
Total assets	$2,458,384	$2,205,908
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$174,765	$171,947
Accrued expenses and other current liabilities	86,833	117,957
Current portion of long-term debt	7,705	530
Total current liabilities	269,303	290,434
Long-term debt, less current portion	880,938	230,492
Deferred income taxes	95,044	42,639
Operating lease liabilities, noncurrent portion	107,481	85,929
Other noncurrent liabilities	22,450	33,531
Total liabilities	1,375,216	683,025
Stockholders' equity:
Common stock	1,111	1,096
Additional paid-in capital	1,203,126	1,187,530
Retained earnings	769,098	691,225
Accumulated other comprehensive loss	(164,482)	(73,011)
	1,808,853	1,806,840
Less: Treasury stock	(725,685)	(283,957)
Total stockholders' equity	1,083,168	1,522,883
Total liabilities and stockholders' equity	$2,458,384	$2,205,908

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Fourth Quarter		Fourth Quarter Year to Date
	2022	2021	2022	2021

Net sales	$457,010	$450,653	$1,891,793	$1,970,302
Cost of sales	367,985	338,073	1,464,352	1,478,687
Gross profit	89,025	112,580	427,441	491,615
Selling, general and administrative expenses	70,790	63,897	300,665	302,368
Amortization of acquired intangible assets	2,960	2,160	10,214	8,931
Productivity and transformation costs	1,726	4,713	10,174	15,608
Proceeds from insurance claims	—	—	(196)	(592)
Long-lived asset and intangibles impairment	1,600	244	1,903	57,920
Operating income	11,949	41,566	104,681	107,380
Interest and other financing expense, net	4,898	1,834	12,570	8,654
Other income, net	(810)	(9,215)	(11,380)	(10,067)
Income from continuing operations before income taxes and equity in net loss of equity-method investees	7,861	48,947	103,491	108,793
Provision for income taxes	3,291	7,896	22,716	41,093
Equity in net loss of equity-method investees	1,528	566	2,902	1,591
Net income from continuing operations	$3,042	$40,485	$77,873	$66,109
Net income from discontinued operations, net of tax	—	—	—	11,255
Net income	$3,042	$40,485	$77,873	$77,364

Net income per common share:
Basic net income per common share from continuing operations	$0.03	$0.41	$0.84	$0.66
Basic net income per common share from discontinued operations	—	—	—	0.11
Basic net income per common share	$0.03	$0.41	$0.84	$0.77

Diluted net income per common share from continuing operations	$0.03	$0.40	$0.83	$0.65
Diluted net income per common share from discontinued operations	—	—	—	0.11
Diluted net income per common share	$0.03	$0.40	$0.83	$0.76

Shares used in the calculation of net income per common share:
Basic	89,659	99,435	92,989	100,235
Diluted	89,826	101,133	93,345	101,322

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,042	$40,485	$77,873	$77,364
Net income from discontinued operations	—	—	—	11,255
Net income from continuing operations	3,042	40,485	77,873	66,109
Adjustments to reconcile net income from continuing operations to net cash (used in) provided by operating activities from continuing operations:
Depreciation and amortization	12,453	11,801	46,849	49,569
Deferred income taxes	1,646	6,668	9,020	9,884
Equity in net loss of equity-method investees	1,528	566	2,902	1,591
Stock-based compensation, net	3,322	3,771	15,611	15,659
Long-lived asset and intangibles impairment	1,600	244	1,903	57,920
Loss (gain) on sale of assets	281	(4,900)	(8,588)	(4,900)
Gain on sale of businesses	—	(3,897)	—	(2,680)
Other non-cash items, net	547	1,152	(1,608)	429
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(19,497)	17,831	(5,347)	(2,890)
Inventories	(20,901)	21,782	(25,272)	(38,522)
Other current assets	537	(1,315)	(10,459)	55,172
Other assets and liabilities	1	732	(2,704)	(220)
Accounts payable and accrued expenses	(3,504)	(44,678)	(19,939)	(10,362)
Net cash (used in) provided by operating activities from continuing operations	(18,945)	50,242	80,241	196,759
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6,026)	(18,491)	(39,965)	(71,553)
Acquisitions of businesses, net of cash acquired	489	—	(259,985)	—
Investment in joint venture	(80)	(119)	(694)	(813)
Proceeds from sale of assets	1,579	10,395	12,335	10,395
Proceeds from sale of businesses, net and other	—	31,819	—	59,607
Net cash (used in) provided by investing activities from continuing operations	(4,038)	23,604	(288,309)	(2,364)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	81,000	35,000	759,000	241,000
Repayments under bank revolving credit facility	(26,000)	(60,000)	(396,000)	(291,000)
Borrowings under term loan	—	—	300,000	—
Repayments under term loan	(1,875)	—	(3,750)	—
Payments of other debt, net	(88)	(177)	(3,320)	(2,094)
Share repurchases	(13,075)	(25,769)	(410,480)	(106,067)
Employee shares withheld for taxes	(33)	(541)	(32,663)	(4,282)
Net cash provided by (used in) financing activities from continuing operations	39,929	(51,487)	212,787	(162,443)
Effect of exchange rate changes on cash from continuing operations	(9,242)	498	(15,078)	6,148
Net increase (decrease) in cash and cash equivalents	7,704	22,857	(10,359)	38,100
Cash and cash equivalents at beginning of period	57,808	53,014	75,871	37,771
Cash and cash equivalents at end of period	$65,512	$75,871	$65,512	$75,871

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY22	$296,851	$160,159	$—	$457,010
Net sales - Q4 FY21	$253,348	$197,305	$—	$450,653
% change - FY22 net sales vs. FY21 net sales	17.2%	(18.8)%		1.4%

Gross Profit
Q4 FY22
Gross profit	$59,766	$29,259	$—	$89,025
Non-GAAP adjustments(1)	(272)	90	—	(182)
Adjusted gross profit	$59,494	$29,349	$—	$88,843
Gross margin	20.1%	18.3%		19.5%
Adjusted gross margin	20.0%	18.3%		19.4%

Q4 FY21
Gross profit	$59,622	$52,958	$—	$112,580
Non-GAAP adjustments(1)	2,752	686	—	3,438
Adjusted gross profit	$62,374	$53,644	$—	$116,018
Gross margin	23.5%	26.8%		25.0%
Adjusted gross margin	24.6%	27.2%		25.7%

Operating income (loss)
Q4 FY22
Operating income (loss)	$21,202	$9,336	$(18,589)	$11,949
Non-GAAP adjustments(1)	788	559	5,999	7,346
Adjusted operating income (loss)	$21,990	$9,895	$(12,590)	$19,295
Operating income margin	7.1%	5.8%		2.6%
Adjusted operating income margin	7.4%	6.2%		4.2%

Q4 FY21
Operating income (loss)	$23,822	$29,892	$(12,148)	$41,566
Non-GAAP adjustments(1)	5,732	1,439	4,227	11,398
Adjusted operating income (loss)	$29,554	$31,331	$(7,921)	$52,964
Operating income margin	9.4%	15.2%		9.2%
Adjusted operating income margin	11.7%	15.9%		11.8%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY22 YTD	$1,163,132	$728,661	$—	$1,891,793
Net sales - Q4 FY21 YTD	$1,104,128	$866,174	$—	$1,970,302
% change - FY22 net sales vs. FY21 net sales	5.3%	(15.9)%		(4.0)%

Gross Profit
Q4 FY22 YTD
Gross profit	$259,529	$167,912	$—	$427,441
Non-GAAP adjustments(1)	4,157	894	—	5,051
Adjusted gross profit	$263,686	$168,806	$—	$432,492
Gross margin	22.3%	23.0%		22.6%
Adjusted gross margin	22.7%	23.2%		22.9%

Q4 FY21 YTD
Gross profit	$291,435	$200,180	$—	$491,615
Non-GAAP adjustments(1)	9,190	4,555	—	13,745
Adjusted gross profit	$300,625	$204,735	$—	$505,360
Gross margin	26.4%	23.1%		25.0%
Adjusted gross margin	27.2%	23.6%		25.6%

Operating income (loss)
Q4 FY22 YTD
Operating income (loss)	$93,732	$79,076	$(68,127)	$104,681
Non-GAAP adjustments(1)	9,142	2,635	25,341	37,118
Adjusted operating income (loss)	$102,874	$81,711	$(42,786)	$141,799
Operating income margin	8.1%	10.9%		5.5%
Adjusted operating income margin	8.8%	11.2%		7.5%

Q4 FY21 YTD
Operating income (loss)	$129,010	$38,036	$(59,666)	$107,380
Non-GAAP adjustments(1)	14,661	65,231	12,208	92,100
Adjusted operating income (loss)	$143,671	$103,267	$(47,458)	$199,480
Operating income margin	11.7%	4.4%		5.4%
Adjusted operating income margin	13.0%	11.9%		10.1%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Fourth Quarter
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted

Net sales	$457,010	$—	$457,010	$450,653	$—	$450,653
Cost of sales	367,985	182	368,167	338,073	(3,438)	334,635
Gross profit	89,025	(182)	88,843	112,580	3,438	116,018
Operating expenses(a)	75,350	(5,802)	69,548	66,301	(3,247)	63,054
Productivity and transformation costs	1,726	(1,726)	—	4,713	(4,713)	—
Operating income	11,949	7,346	19,295	41,566	11,398	52,964
Interest and other expense (income), net(b)	4,088	164	4,252	(7,381)	7,510	129
Provision for income taxes	3,291	2,653	5,944	7,896	4,714	12,610
Net income	3,042	4,529	7,571	40,485	(826)	39,659

Diluted net income per common share	0.03	0.05	0.08	0.40	(0.01)	0.39

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q4 FY22	Q4 FY21
Inventory write-down	$(305)	$(732)
Plant closure related costs, net	34	132
Warehouse/manufacturing consolidation and other costs	89	4,038
Cost of sales	(182)	3,438

Gross profit	(182)	3,438

Transaction and integration costs, net	1,904	1,815
Long-lived asset and intangibles impairment	1,600	244
Litigation expenses	2,298	943
Warehouse/manufacturing consolidation and other costs	—	245
Operating expenses(a)	5,802	3,247

Productivity and transformation costs	1,726	4,713
Productivity and transformation costs	1,726	4,713

Operating income	7,346	11,398

Gain on sale of assets	(2)	(4,900)
Gain on sale of businesses	—	(3,897)
Unrealized currency (gains) losses	(162)	1,287
Interest and other income, net(b)	(164)	(7,510)

Income tax related adjustments	(2,653)	(4,714)
Provision for income taxes	(2,653)	(4,714)

Net income	$4,529	$(826)

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Fourth Quarter Year to Date
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted

Net sales	$1,891,793	$—	$1,891,793	$1,970,302	$—	$1,970,302
Cost of sales	1,464,352	(5,051)	1,459,301	1,478,687	(13,745)	1,464,942
Gross profit	427,441	5,051	432,492	491,615	13,745	505,360
Operating expenses(a)	312,782	(22,089)	290,693	369,219	(63,339)	305,880
Productivity and transformation costs	10,174	(10,174)	—	15,608	(15,608)	—
Proceeds from insurance claims	(196)	196	—	(592)	592	—
Operating income	104,681	37,118	141,799	107,380	92,100	199,480
Interest and other expense (income), net(b)	1,190	11,308	12,498	(1,413)	6,752	5,339
Provision for income taxes	22,716	8,206	30,922	41,093	4,929	46,022
Net income from continuing operations	77,873	17,604	95,477	66,109	80,419	146,528
Net income from discontinued operations, net of tax	—	—	—	11,255	(11,255)	—
Net income	77,873	17,604	95,477	77,364	69,164	146,528

Diluted net income per common share from continuing operations	0.83	0.19	1.02	0.65	0.80	1.45
Diluted net income per common share from discontinued operations	—	—	—	0.11	(0.11)	—
Diluted net income per common share	0.83	0.19	1.02	0.76	0.69	1.45

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other expense(income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q4 FY22 YTD	Q4 FY21 YTD
Inventory write-down	$(351)	$(421)
Plant closure related costs, net	925	2,853
Transaction and integration costs, net	1,756	—
Warehouse/manufacturing consolidation and other costs	2,721	11,313
Cost of sales	5,051	13,745

Gross profit	5,051	13,745

Transaction and integration costs, net	12,299	3,291
Long-lived asset and intangibles impairment	1,903	57,920
Litigation expenses	7,883	1,587
Plant closure related costs, net	4	33
Warehouse/manufacturing consolidation and other costs	—	508
Operating expenses(a)	22,089	63,339

Productivity and transformation costs	10,174	15,608
Productivity and transformation costs	10,174	15,608

Proceeds from insurance claims	(196)	(592)
Proceeds from insurance claims	(196)	(592)

Operating income	37,118	92,100

Gain on sale of assets	(9,049)	(4,900)
Gain on sale of businesses	—	(2,604)
Unrealized currency (gains) losses	(2,259)	752
Interest and other income, net(b)	(11,308)	(6,752)

Income tax related adjustments	(8,206)	(4,929)
Provision for income taxes	(8,206)	(4,929)

Net income from continuing operations	$17,604	$80,419

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other expense(income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, gain on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Sales Growth
(unaudited and in thousands)

Q4 FY22	North America	International	Hain Consolidated
Net sales	$296,851	$160,159	$457,010
Acquisitions, divestitures and discontinued brands	(29,634)	—	(29,634)
Impact of foreign currency exchange	1,243	18,385	19,628
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$268,460	$178,544	$447,004

Q4 FY21
Net sales	$253,348	$197,305	$450,653
Divestitures and discontinued brands	(778)	(32)	(810)
Net sales adjusted for divestitures and discontinued brands	$252,570	$197,273	$449,843

Net sales growth (decline)	17.2%	(18.8)%	1.4%
Impact of acquisitions, divestitures and discontinued brands	(11.4)%	—%	(6.4)%
Impact of foreign currency exchange	0.5	9.3%	4.4%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	6.3%	(9.5)%	(0.6)%

Q4 FY22 YTD	North America	International	Hain Consolidated
Net sales	$1,163,132	$728,661	$1,891,793
Acquisitions, divestitures and discontinued brands	(55,393)	—	(55,393)
Impact of foreign currency exchange	(1,454)	17,318	15,864
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$1,106,285	$745,979	$1,852,264

Q4 FY21 YTD
Net sales	$1,104,128	$866,174	$1,970,302
Divestitures and discontinued brands	(35,314)	(75,543)	(110,857)
Net sales adjusted for divestitures and discontinued brands	$1,068,814	$790,631	$1,859,445

Net sales growth (decline)	5.3%	(15.9)%	(4.0)%
Impact of acquisitions, divestitures and discontinued brands	(1.7)%	8.3%	2.8%
Impact of foreign currency exchange	(0.1)%	2.0%	0.8%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	3.5%	(5.6)%	(0.4)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2022	2021	2022	2021

Net income	$3,042	$40,485	$77,873	$77,364
Net income from discontinued operations, net of tax	—	—	—	11,255
Net income from continuing operations	$3,042	$40,485	$77,873	$66,109

Depreciation and amortization	12,453	11,801	46,849	49,569
Equity in net loss of equity-method investees	1,528	566	2,902	1,591
Interest expense, net	4,549	1,099	10,226	5,880
Provision for income taxes	3,291	7,896	22,716	41,093
Stock-based compensation, net	3,322	3,771	15,611	15,659
Unrealized currency (gains) losses	(162)	1,287	(2,259)	752
Litigation and related costs
Litigation expenses	2,298	943	7,883	1,587
Proceeds from insurance claims	—	—	(196)	(592)
Restructuring activities
Plant closure related costs, net	34	41	929	58
Productivity and transformation costs	1,726	3,620	8,803	12,572
Warehouse/manufacturing consolidation and other costs	89	4,061	2,721	11,374
Acquisitions, divestitures and other
Transaction and integration costs, net	1,904	1,815	14,055	3,291
Gain on sale of assets	(2)	(4,900)	(9,049)	(4,900)
Gain on sale of businesses	—	(3,897)	—	(2,604)
Impairment charges
Inventory write-down	(305)	(732)	(351)	(421)
Long-lived asset and intangibles impairment	1,600	244	1,903	57,920
Adjusted EBITDA	$35,367	$68,100	$200,616	$258,938

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q4 FY22	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$21,202	$9,336	$(18,589)	$11,949
Depreciation and amortization	4,899	7,074	480	12,453
Stock-based compensation, net	777	383	2,162	3,322
Transaction and integration costs, net	124	77	1,703	1,904
Litigation expenses	—	—	2,298	2,298
Plant closure related costs, net	34	—	—	34
Productivity and transformation costs	935	392	399	1,726
Warehouse/manufacturing consolidation and other costs	—	89	—	89
Inventory write-down	(305)	—	—	(305)
Long-lived asset impairment	—	—	1,600	1,600
Other	(155)	(480)	932	297
Adjusted EBITDA	$27,511	$16,871	$(9,015)	$35,367

Net sales	$296,851	$160,159		$457,010
Adjusted EBITDA margin	9.3%	10.5%		7.7%

Q4 FY21	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$23,822	$29,892	$(12,148)	$41,566
Depreciation and amortization	4,123	6,946	732	11,801
Stock-based compensation, net	841	312	2,618	3,771
Transaction and integration costs, net	(271)	231	1,855	1,815
Litigation expenses	—	—	943	943
Plant closure related costs, net	41	—	—	41
Productivity and transformation costs	3,225	54	341	3,620
Warehouse/manufacturing consolidation and other costs	3,396	665	—	4,061
Inventory write-down	(732)	—	—	(732)
Long-lived asset impairment	—	244	—	244
Other	372	(85)	683	970
Adjusted EBITDA	$34,817	$38,259	$(4,976)	$68,100

Net sales	$253,348	$197,305		$450,653
Adjusted EBITDA margin	13.7%	19.4%		15.1%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q4 FY22 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$93,732	$79,076	$(68,127)	$104,681
Depreciation and amortization	17,357	26,878	2,614	46,849
Stock-based compensation, net	3,112	1,844	10,655	15,611
Transaction and integration costs, net	1,550	77	12,428	14,055
Litigation expenses	—	—	7,883	7,883
Proceeds from insurance claims	—	—	(196)	(196)
Plant closure related costs, net	1,231	(302)	—	929
Productivity and transformation costs	5,191	1,353	2,259	8,803
Warehouse/manufacturing consolidation and other costs	1,519	1,202	—	2,721
Inventory write-down	(351)	—	—	(351)
Long-lived asset and intangibles impairment	—	303	1,600	1,903
Other	(1,106)	(358)	(808)	(2,272)
Adjusted EBITDA	$122,235	$110,073	$(31,692)	$200,616

Net sales	$1,163,132	$728,661		$1,891,793
Adjusted EBITDA margin	10.5%	15.1%		10.6%

Q4 FY21 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$129,010	$38,036	$(59,666)	$107,380
Depreciation and amortization	16,816	29,915	2,838	49,569
Stock-based compensation, net	3,410	1,535	10,714	15,659
Transaction and integration costs, net	(343)	317	3,317	3,291
Litigation expenses	—	—	1,587	1,587
Proceeds from insurance claims	—	—	(592)	(592)
Plant closure related costs, net	34	24	—	58
Productivity and transformation costs	5,731	3,563	3,278	12,572
Warehouse/manufacturing consolidation and other costs	7,809	3,565	—	11,374
Inventory write-down	(421)	—	—	(421)
Long-lived asset and intangibles impairment	(11)	56,348	1,583	57,920
Other	10	579	(48)	541
Adjusted EBITDA	$162,045	$133,882	$(36,989)	$258,938

Net sales	$1,104,128	$866,174		$1,970,302
Adjusted EBITDA margin	14.7%	15.5%		13.1%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Operating Free Cash Flow
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2022	2021	2022	2021

Net cash (used in) provided by operating activities from continuing operations	$(18,945)	$50,242	$80,241	$196,759
Purchases of property, plant and equipment	(6,026)	(18,491)	(39,965)	(71,553)
Operating free cash flow from continuing operations	$(24,971)	$31,751	$40,276	$125,206

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com